                                                                    Exhibit 10.3



                                      LEASE

                  THIS LEASE is made and entered into as of the 3rd day of September, 1999 (the "Lease Date"), by and between HAYWARD POINT EDEN I LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and APPLIED THEORY CORPORATION, a Delaware corporation ("Tenant").

                          THE PARTIES AGREE AS FOLLOWS:

                                  1. PREMISES

         1.1. Premises. Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in Exhibit A-1 attached hereto and incorporated herein by this reference and commonly known as 4030 Point Eden Way, Hayward, CA 94545, consisting of approximately 15,000 square feet of space located in the easterly portion of the building shown in said Exhibit A-1 (the "Building") in the Britannia Point Eden Business Park (the "Center") in the City of Hayward, County of Alameda, State of California, together with the nonexclusive right to use any common areas designated from time to time in any Declaration of Covenants, Conditions and Restrictions or similar document affecting the Center. The demising line separating the Premises from the balance of the Building (and thus the final size and configuration of the Premises) shall be subject to mutual approval by Landlord and Tenant in the course of the development of plans and specifications for tenant improvements under Sections
2.3 and 2.4 and Exhibit C, subject to the process of preparation of plans and specifications already in progress between Landlord and Thermage Inc. under a lease dated August 4, 1999 for the westerly portion of the Building. The Center and the location of the Building within the Center are shown in Exhibit A-2 attached hereto and incorporated herein by this reference. The real property on which the Building is located (the "Property") and the real property on which the Center is located are more particularly described in Exhibit B attached hereto and incorporated herein by this reference. Landlord represents to Tenant that the parking ratio for the Property is presently 3.74 parking spaces for each 1,000 square feet of space in the two existing buildings on the Property (although Landlord anticipates that this ratio will be reduced slightly by the loss of a few parking spaces in connection with the installation of Tenant's emergency generator as contemplated in Section 17.20 hereof), and Landlord agrees to maintain on the Property throughout the term of this Lease, for use at all times on a nonexclusive basis by Tenant and the other tenants and occupants of the Property, parking spaces in at least the minimum quantities required under applicable law from time to time.

         1.2. Landlord's Reserved Rights. Landlord reserves the right from time to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises, (iii) make
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alterations or additions to the Building, (iv) construct, alter or add to other buildings or improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or buildings. Landlord may modify or enlarge the Common Areas, alter or relocate accesses to the Premises, or alter or relocate any common facility; provided, however, that no such modification, alteration or relocation shall reduce the number of parking spaces on the Property below the minimum quantities required under applicable law from time to time. Notwithstanding any other provisions of this Section 1.2, Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's access to and from the Premises or Tenant's ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord's right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

                                    2. TERM

         2.1. Term. Tenant's obligation to pay rent and Operating Expenses under this Lease shall commence on the earlier to occur of (i) the date which is one hundred twenty (120) days after the date of Landlord's delivery of actual possession of the Premises to Tenant (said 120-day period being herein called the "Construction Period") or (ii) the date Tenant commences actual operation of its business in the Premises, the earlier of such dates being herein called the "Rent Commencement Date." The term of this Lease shall commence on the date of Landlord's delivery of actual possession of the Premises to Tenant (the "Commencement Date") and shall end on the day immediately preceding the date ten
(10) years after the Rent Commencement Date (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided.

         2.2. Possession. Landlord shall deliver actual possession of the Premises to Tenant immediately upon mutual execution of this Lease by Landlord and Tenant. If Landlord fails to deliver actual possession of the Premises to Tenant within five (5) days after the Lease Date, then the Construction Period as defined in Section 2.1 shall be extended by one (1) day for each day by which Landlord's delivery of actual possession of the Premises is delayed beyond five
(5) days after the Lease Date.

         2.3. Plans and Specifications. Following the Lease Date, Tenant shall promptly and diligently cause a space plan and proposed specifications for the tenant improvements necessary for Tenant's contemplated use of the Premises to be prepared and delivered to Landlord, after which both parties shall proceed promptly and diligently, and shall cause their respective consultants to proceed promptly and diligently, to develop detailed plans and specifications for such tenant improvements, subject to mutual approval by Landlord and Tenant (which approval shall not be unreasonably withheld, delayed or conditioned by either party), and to cause such development and mutual approval of plans and specifications to occur as promptly as reasonably practicable after the Lease Date. Without limiting the generality of the foregoing obligation, each party agrees to respond within ten (10) business days to any plans, specifications, comments, change orders or other reasonable requests submitted in writing by the other party, and agrees that failure to respond within such time period shall be deemed an approval of the


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plans, specifications, comments, change order or other reasonable request submitted by the other party. Following mutual approval of plans and specifications, Landlord as to Landlord's Work and Tenant as to Tenant's Work shall promptly submit such approved plans and specifications (and all working drawings necessary to implement the same) to the appropriate governmental authorities for issuance of all governmental permits and approvals necessary for the construction of Landlord's Work and Tenant's Work, respectively, and shall diligently pursue the issuance of such permits and approvals.

         2.4. Construction. The respective obligations of Landlord and Tenant to perform work to improve the Premises for occupancy are set forth in Exhibit C attached hereto and incorporated herein by this reference. Except to the extent of Landlord's Work as set forth in Exhibit C and in this Section 2.4, Landlord is delivering the Premises to Tenant "AS IS," in their currently existing condition, and shall have no other responsibilities or obligations with respect to preparation of the Premises for Tenant's occupancy. Acceptance by Tenant of possession of the Premises shall constitute acceptance by Tenant of the Premises in their then existing condition, subject only to the completion of Landlord's Work as set forth in Exhibit C and in this Section 2.4. With respect to Landlord's Work, (a) within thirty (30) days after the Rent Commencement Date, Tenant may furnish to Landlord a "punch list" identifying any items or matters of Landlord's Work which are not constructed in accordance with the plans and specifications approved under Section 2.3 and Exhibit C hereto and Landlord shall promptly and diligently correct all such matters at its sole cost and expense; and (b) Landlord warrants that Landlord's Work shall be free from latent defects for a period of one (1) year after the Rent Commencement Date, and if Landlord receives written notice from Tenant within such one-year period of any latent defects in Landlord's Work which were not reasonably discoverable during the thirty-day "punch list" period set forth in clause (a), Landlord shall promptly and diligently correct such matters at Landlord's sole cost and expense.

         2.5. Acknowledgement Of Lease Commencement. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, Rent Commencement Date, Expiration Date, square footage of the Premises (determined in accordance with Section 3.1 (b) hereof) and related matters, substantially in the form attached hereto as Exhibit D (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of one or both parties to execute such a written acknowledgement shall not affect the determination of the Commencement Date, Rent Commencement Date, Expiration Date, square footage of the Premises and related matters in accordance with the provisions of this Lease.

         2.6. Holding Over. If Tenant holds possession of the Premises after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's



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written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

         2.7. Options To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1 (c) and (d) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, commencing upon expiration of the initial term hereof. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least six (6) months and not more than eight (8) months prior to the expiration of the initial term hereof, exercise of such option with respect to the second such extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least six (6) months and not more than eight (8) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder (beyond any applicable cure periods) on the date of any such notice or on the date any extended term is to commence, then the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.7) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.7, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

                                   3. RENTAL

         3.1. Minimum Rental.

                  (a) Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

             Months                 Minimum Rental (approx rate per sq ft)
             ------                 --------------------------------------
             001-012                $20,250.00 ($1.3500/sq ft)
             013-024                 21,060.00 ($1.4040/sq ft)
             025-036                 21,902.40 ($1.4602/sq ft)


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
             037-048                 22,778.50 ($1.5186/sq ft)
             049-060                 23,689.64 ($1.5793/sq ft)
             061-072                 24,637.23 ($1.6425/sq ft)
             073-084                 25,622.72 ($1.7082/sq ft)
             085-096                 26,647.63 ($1.7765/sq ft)
             097-108                 27,713.54 ($1.8476/sq ft)
             109-120                 28,822.08 ($1.9215/sq ft)


If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall b e the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

                  (b) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 15,000 square feet for the Premises. If the actual area of the Premises, when completed, is greater or less than such estimated area, then the minimum rentals specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Premises. For all purposes under this Lease for which the square footage of the Premises is relevant (including, but not limited to, this Section 3.1(b) and Section 5.1(b) hereof), such square footage shall be as determined in good faith by Landlord's architect on the following basis of measurement: to the exterior faces of exterior walls, to the dripline of any overhangs (such as over a recessed entry area) and to the centerline of any interior demising walls. To the extent there are any common or shared facilities within the Building as measured in accordance with the preceding sentence, the square footage of such facilities shall be equitably apportioned among the tenants of the Building. The parties presently anticipate that the only such common facility will be a shared electrical closet, and that the square footage of that electrical closet will be allocated in equal shares among the various leased premises in the Building (half to the Premises and half to the remainder of the Building if, as will be the case upon execution of this Lease, and for so long as there are two tenants in the Building).

                  (c) If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.7 hereof, the minimum rental during the first extended term shall be equal to the fair market rental value of the Premises (as theretofore improved under Section 2.4 and Exhibit C), including any cost-of-living adjustments or other rental increase provisions then customary in the relevant market for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Premises (as theretofore improved under Section 2.4 and Exhibit C) at the commencement of the first extended term for the uses permitted hereunder. If the parties


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agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to his Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the city or county in which the Property is located, to appraise and set the fair market rental and any applicable rental increase provisions for the Premises at the commencement of the first extended term. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, they shall appoint a third qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court for the county in which the Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty
(30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease.

                  (d) If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.7 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

         3.2. Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to ten percent (10%) per annum from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late


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
charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                    4. TAXES

         4.1. Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of all alterations and additions and all other items installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and other property placed by Tenant in or about the Premises. Upon written request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included, together with evidence reasonably demonstrating that such taxes or assessments are in fact assessed against Tenant's alterations, additions or personal property, and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

         4.2. Real Property. To the extent the real property taxes and assessments on the Premises are assessed separately from the remainder of the Property, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon written request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. To the extent the Premises are taxed or assessed as part of the Property, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease.

                             5. OPERATING EXPENSES

         5.1. Payment Of Operating Expenses.

                  (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to twenty percent (20%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 5.2, subject to adjustment of Tenant's Operating Cost Share from time to time pursuant to Section 5.1 (b), if applicable.


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
                  (b) Tenant's Operating Cost Share as specified in paragraph
(a) of this Section is based upon an estimated area of 15,000 square feet for the Premises and upon an aggregate area of 75,000 square feet for the buildings owned by Landlord on the Property. If the actual area of the Premises (when completed) or of the buildings owned by Landlord on the Property, as determined in accordance with Section 3.1 (b) hereof, differs from the assumed numbers set forth above, then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

                  (c) If Landlord constructs additional buildings on the Property or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Property (hereinafter referred to as an "Adjacent Property") from time to time, or elects (in Landlord's sole discretion) to begin operating any such existing Adjacent Property on an integrated basis with the Property for common area purposes, then Tenant's Operating Cost Share shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises as they then exist by the gross square footage of all buildings located on the Property and on any such applicable Adjacent Property. In determining said percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord's architects shall be final and binding upon the parties. No costs or expenses associated with or allocable to any such Adjacent Property or any buildings thereon shall be included in Operating Expenses until the date on which the square footage of the buildings on such Adjacent Property is taken into account for the purpose of determining Tenant's Operating Cost Share. Landlord represents to Tenant that it is Landlord's present intention to operate and account for the Property separately from the balance of the Center for Operating Expense purposes.

         5.2. Definition Of Operating Expenses.

                  (a) Subject to the exclusions and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord for management, operation and maintenance of the Building and the Property (and any Adjacent Property as to which the square footage of buildings on such Adjacent Property is taken into account in determining Tenant's Operating Cost Share as described above), including, without limitation, costs and expenses of (i) insurance, property management, landscaping and operations, repairs and maintenance of buildings and common areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Property; (v) capital repairs, replacements and improvements to the Property or the Building, amortized over the reasonably estimated useful life thereof, which are not otherwise excluded from Operating Expenses under any provision of Section 5.2(b) hereof and (aa) which reduce or will cause future


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reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) paid by Landlord, as owner of the Property or Building, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property (or any applicable adjacent property owned by Landlord as described above). Operating Expenses shall not include any costs attributable to increasing the size of or otherwise expanding the Building or any other buildings on the Property or the cost of the work for which Landlord is required to pay under Section 2.4 or Exhibit C. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding any other provisions of this Section 5.2, Landlord hereby agrees that (A) any management fee included as part of Operating Expenses shall be reasonable, competitive and consistent with such fees as are generally charged in the city and county in which the Building is located for the management of properties of a nature and operation similar to those of the Building and the Property; and (B) no cost, charge or expense charged to Tenant as part of Operating Expenses is or shall be in any manner duplicative of any cost, charge or expense charged to or payable by Tenant under any other provision of this Lease or otherwise.

                  (b) Anything contained in the foregoing Section 5.2(a) to the contrary notwithstanding, Operating Expenses shall not include:

                           (i) any costs attributable to increasing the size of
or otherwise expanding the Property, the Building or any of the other buildings now or hereafter existing on the Property or comprising part of the Center, or on any Adjacent Property, or the cost of the work for which Landlord is required to pay under Section 2.4 or Exhibit C;

                           (ii) the cost to Landlord for any work or service
performed or utility provided in any instance for any tenant (including, but not limited to, Tenant) or other occupant of the Building or of any other building on the Property or in the Center or on any Adjacent Property from time to time, to the extent either (A) Landlord receives direct payment or reimbursement for such cost from the tenant(s) or occupant(s) to whom the work, service or utility is provided or (B) the applicable work, service or utility would not ordinarily be provided at Landlord's cost under a "net" lease structure such as that reflected in this Lease and is instead provided to the applicable tenant or occupant on what is in substance a "gross" or "full service" lease basis;

                           (iii) original construction costs of the Building or
of any other building on the Property or in the Center or on any Adjacent Property from time to time;

                           (iv) debt service (interest and principal) on any
funds borrowed by Landlord, whether on a secured or unsecured basis;

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                           (v) expenses for repairs, replacements or
improvements arising from the initial construction of the Building or of any other building on the Property or in the Center or on any Adjacent Property from time to time, to the extent such expenses are either (A) reimbursed to Landlord by virtue of warranties from contractors or suppliers or (B) attributable to deficiencies in the design or construction of such building(s), except conditions resulting from ordinary wear and tear;

                           (vi) expenses for repairs to and/or maintenance of
the Building or any other building or other improvements on the Property or in the Center or on any Adjacent Property from time to time, to the extent such expenses are reimbursed to Landlord by proceeds of insurance (or would have been eligible for such reimbursement by proceeds of insurance if Landlord had maintained insurance satisfying the express insurance obligations imposed on Landlord under this Lease), condemnation awards or any other cash reimbursements received by Landlord; (vii) interest or penalties arising by reason of any failure of Landlord to timely pay any Operating Expenses, taxes or utilities for which Landlord is responsible under applicable law or under this Lease, except to the extent such interest or penalties are imposed with respect to a late payment occurring during a period in which Tenant is delinquent in the payment of any monetary obligation of Tenant to Landlord under this Lease;

                           (viii) expenses for repairs or replacements to the
Building or any other building or other improvements on the Property or in the Center or on any Adjacent Property from time to time, to the extent such expenses are, in the reasonable judgment of Landlord's independent certified public accountants, ordinarily required, under sound accounting principles and practices consistent with the ordinary ownership and operation of commercial office buildings, to be classified as capital expenditures, except that a proportionate share of such expenses appropriately allocated to each Lease Year (based on amortization of such expenses over the reasonably estimated useful life of the applicable repair or replacement) may be included in Operating Expenses for the Lease Year in which the applicable expenses are incurred and for each subsequent Lease Year during the term of this Lease, and no amount in excess of such proportionate share shall be included in Operating Expenses for any Lease Year; and/or

                           (ix) costs incurred due to any violation by Landlord
of or any failure of Landlord to comply with (A) any term or condition of this Lease or of any other lease relating to the Building or any other building on the Property or in the Center or on any Adjacent Property, or (B) any law, ordinance, code or governmental rule or regulation applicable to the Building, the Property, the Center or any Adjacent Property, to the extent Landlord is required to comply therewith under the terms of such law, ordinance, code or governmental rule or regulation or under the terms of this Lease.

         5.3. Determination Of Operating Expenses. On or before the Rent Commencement Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's good faith estimate of the Operating Expenses for the ensuing Lease

Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

         5.4. Final Accounting For Lease Year.

                  (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant, subject to the provisions of Section 5.4(b) below. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such calendar year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

                  (b) Tenant shall have the right to audit Landlord's books and records with respect to all Operating Expenses claimed by Landlord with respect to any Lease Year for which Tenant has any liability for Operating Expenses under this Lease, subject to all the provisions of this paragraph (b). Such audit right shall be exercisable only by written notice from Tenant to Landlord within six (6) months after Tenant's receipt of Landlord's final statement of actual costs for such Lease Year under Section 5.4(a) above, and shall be exercisable only once with respect to any Lease Year. If Tenant fails to conduct such an audit within six (6) months after Tenant's receipt of such final statement for any Lease Year, then upon the expiration of such six (6) month period, such final statement shall be deemed conclusive and final as between the parties with respect to the items contained therein. If, following such audit, it is determined that the amount actually paid by Tenant (through its payment of estimated Operating Expenses and through any additional amount paid in response to Landlord's final annual statement) with respect to such Lease Year is greater or less than the amount property due for such Lease Year, then the amount of such excess or shortfall shall be refunded or paid by the appropriate party to the other party within twenty (20) days after the date such determination is reached. All costs and expenses of such audit shall be borne by Tenant unless it is determined, following such audit, that Tenant was overcharged for the applicable Lease Year by more than five percent (5%) of Tenant's Operating Cost Share of the actual Operating Expenses for such Lease Year, in which event Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the audit, which reimbursement shall be paid within twenty (20) days after written demand from Tenant accompanied by reasonable supporting evidence of the costs and expenses for which such reimbursement is claimed.

         5.5. Proration. If the Rent Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, the amount of Tenant's Operating Cost Share payable by Tenant applicable to such first and last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

                                  6. UTILITIES

         6.1. Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Premises, including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 5. Landlord shall cooperate in all reasonable respects with Tenant and with the local electrical utility provider, particularly during (but not limited to) the development of plans and specifications for the tenant improvements to be constructed in the Premises, to ensure that the Building, tenant improvements and utility services will be designed in such a manner as to meet Tenant's electrical power needs as such needs are identified and described by Tenant to Landlord and the local electrical utility provider in the course of such design process. Landlord agrees that within the shared electrical closet for the Building, Tenant shall have a separate electrical panel, with a separate disconnect, for provision of electrical service solely to the Premises, which panel shall be installed as part of the tenant improvements for the Premises. The parties acknowledge that Tenant presently estimates that it will need at least 2000 amp, 480 volt electrical service (and possibly 3000 amps or more) through such panel, but further acknowledge that the primary responsibility for the installation and provision of such service, once the necessary panel has been installed as part of the tenant improvements, shall be with the local electrical utility provider.

         6.2. Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing, however, if there is an interruption or failure of any service or utility furnished to or used in the Premises as a result of the negligence or willful misconduct of Landlord or its agents or employees and if such interruption or failure of service deprives Tenant of reasonable access to or use of the Premises for a period of more than five (5) consecutive business days, then all rent payable by Tenant hereunder shall be equitably abated, in proportion to the extent to which Tenant's use of the Premises is impaired, during the period commencing with the day following such fifth (5th) consecutive business day and ending on the day that the applicable services are restored to such an extent that Tenant's access to and use of the Premises are no longer subject to any material impairment.

                                 7. ALTERATIONS

         7.1. Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations costing less than Ten Thousand Dollars ($10,000.00) in each instance, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with all applicable laws, ordinances, rules and regulations and, in the case of alterations, additions or improvements requiring Landlord's prior written consent hereunder, in compliance with plans and specifications approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Any request for Landlord's approval pursuant to this Section (following completion of the initial tenant improvements in the Premises, which shall be governed by Sections 2.3 and 2.4 and Exhibit C) shall be responded to within five (5) business days after the date of Landlord's receipt of Tenant's request for such approval, and if Landlord fails to respond within such five (5) business days, Landlord's approval shall be deemed conclusively to have been granted.

         7.2. Title To Alterations. All alterations, additions and improvements installed in, on or about the Premises shall be part of the Building and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's equipment, furniture, trade fixtures and personal property (collectively, "Tenant's Personal Property"), all of which items Tenant may, at Tenant's expense, remove from the Premises. Tenant shall promptly and diligently repair, at Tenant's sole cost and expense, any damage to the Premises resulting from the installation or removal of Tenant's Personal Property.

         7.3. Tenant Fixtures. Notwithstanding the provisions of Sections 7.1 and 7.2, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which affect the exterior or structural portions of the Building shall require Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace solely with Landlord's prior written consent as to location, size and composition. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 7.3. Landlord acknowledges that Tenant shall have the right, at Tenant's sole cost and expense, to install monument identity signage in front of the main entrance to the Premises and small identity signage on or adjacent to the main entrance door to the Premises, subject to any required municipal approvals and/or permitting (to be obtained at Tenant's sole cost and expense) and to any established sign criteria generally enforced throughout the Center. Tenant shall not be permitted to have any other signage on the exterior of the Building, except that (a) during any period in which Tenant leases the entire Building or
(b) during any period in which any other tenant is permitted to have signage on the exterior of the Building (other than identity signage comparable to that otherwise permitted for Tenant under this Section 7.3), Tenant in either such event shall also be permitted to place exterior signage on the facade of the Building at Tenant's sole cost and expense, subject to any required municipal approvals and/or permitting (to be obtained at Tenant's sole cost and expense) and to any established sign criteria generally enforced throughout the Center.

         7.4. No Liens. Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

                          8. MAINTENANCE AND REPAIRS

         8.1. Landlord's Work.

                  (a) Landlord shall repair and maintain or cause to be repaired and maintained those portions of the Building outside of the Premises, the common areas of the Property and the Center, the lines and facilities for delivery of Building systems (other than HVAC) and utilities to the perimeter of the Premises (to the extent such lines and facilities are exterior to the Premises or provide shared service to Tenant and to one or more other tenants or occupants of the Building), and the roof, foundation, exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this Section 8.1 (a) shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord or any of its agents or employees or of any other tenant of the Building, (ii) is a service to a specific tenant or tenants, other than Tenant, for which Landlord has received or has the right to receive full reimbursement, (iii) is a capital expense not includible as an Operating Expense under Section 5.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect, except to the limited extent specifically provided in Section 8.1(b) hereof. In performing its work under this Section 8.1, Landlord shall use reasonable efforts not to materially impair Tenant's access to and from the Premises or Tenant's ability to conduct its activities in the Premises in the normal manner; provided, however, that subject to the exercise of such reasonable efforts by Landlord, the foregoing shall not limit or restrict Landlord's right to undertake the maintenance and repair work that it is obligated to perform under this Section 8. 1.

                  (b) If Landlord fails to perform any of Landlord's work under
Section 8.1(a) hereof with respect to any portion of the Premises, and if such failure creates or permits to exist a condition which materially impairs Tenant's access to or use of the Premises or creates a material risk of damage to persons or property within the Premises, and if Landlord receives written notice of such failure from Tenant and thereafter fails to commence performance of the applicable work within ten (10) days after receipt of such notice or fails, following such commencement, to pursue the applicable work diligently to completion, then Tenant shall have the right to perform such work on behalf of Landlord and Landlord shall reimburse Tenant for the reasonable out-of-pocket expenses incurred by Tenant in performing such work within twenty (20) days after Landlord's receipt of Tenant's invoice for such reimbursement, accompanied by reasonable supporting documentation evidencing the expenses for which reimbursement is claimed. Nothing in this Section 8.1(b) shall authorize or permit Tenant to perform any obligations or work of Landlord under Section 8.1(a) with respect to Common Areas of the Center or with respect to any portion of the Building or Property outside the boundaries of the Premises.

         8.2. Tenant's Obligation For Maintenance.

                  (a) Good Order, Condition And Repair. By accepting possession of the Premises, Tenant acknowledges that the Premises are in good and sanitary order, condition and repair, subject to the provisions of Section 2.4 hereof. Except as provided in Section 8.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, the face of the ceiling over Tenant's floor space, HVAC equipment and related mechanical systems serving the Premises (for which HVAC and related equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces and all other interior repairs, foreseen and unforeseen, as required, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, in which event the required repairs shall to that extent be performed by Landlord, and Landlord's sole cost and expense, subject to the waiver of subrogation provisions in Section 10.4 hereof in the case of any insured damage.

                  (b) Landlord's Remedy. If Tenant fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder and such failure continues for more than ten (10) days after written notice from Landlord to Tenant, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. The cost of such repairs shall be due and payable by Tenant to Landlord within twenty
(20) days after Tenant's receipt of a written invoice from Landlord, accompanied by reasonable supporting documentation evidencing the expenses reflected in such invoice.

                  (c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and damage by casualty (which shall be governed by Article 13 hereof) excepted, first, however, removing all goods and effects of Tenant and all of Tenant's Personal Property any and all fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                               9. USE OF PREMISES

         9.1. Permitted Use. Tenant shall use the Premises solely for a twenty-four (24) hour data center or any other lawful purpose which does not violate any recorded use restrictions applicable to the Building or the Property, and for no other purpose.

         9.2. [Omitted.]

         9.3. No Nuisance. Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Premises, nor make any other unreasonable use of the Premises. Tenant shall not knowingly do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

         9.4. Compliance With Laws. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority because of Tenant's particular use of the Premises. Tenant shall procure all licenses and permits required for use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

         9.5. Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

         9.6. Environmental Matters. Without limiting the generality of Tenant's obligations set forth in Section 9.4 of this Lease:

                  (a) Tenant shall not cause or permit any hazardous or toxic substance or hazardous waste (as defined in any federal, state or local law, ordinance or regulation applicable to such substances or wastes) (collectively, "Hazardous Materials") to be brought upon, kept, stored or used on or about the Property without the prior written consent of Landlord; provided, however, that nothing in this Section 9.6 shall be construed to prohibit Tenant from keeping, storing and using in and about the Premises ordinary commercial cleaning products, lubricants and other similar products incidental to the conduct of Tenant's business, so long as such products are kept, stored and used only in commercially reasonable quantities consistent with the nature and extent of Tenant's use thereof, in compliance with all applicable Environmental Laws (as defined in paragraph (b) below), and only in such quantities, in such manner and for such duration as will not violate any Environmental Laws or require any regulatory authorizations, permits or approvals to be obtained.

                  (b) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of Hazardous Materials (collectively, "Environmental Laws") in the course of or in connection with the conduct of Tenant's business on the Property, and shall provide Landlord with copies of any and all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with Tenant's use of the Property.

                  (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) any failure by Tenant to comply with any provisions of subparagraph (a) or (b) above, or (ii) any receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of any Hazardous Materials on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

                  (d) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any Hazardous Materials present on the Property or in the Building and/or Premises as of the Commencement Date (except to the extent their presence is the result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant), and/or (ii) any unauthorized release into the environment of Hazardous Materials to the extent they result from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

                  (e) The provisions of this Section 9.6 shall survive the termination of this Lease.

                          10. INSURANCE AND INDEMNITY

         10.1. Insurance.

                  (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) One Million Dollars ($ 1,000,000.00) for injury to or death of one person, (ii) Three Million Dollars ($3,000,000.00) for personal injury or death, per occurrence, and (iii) Five Hundred Thousand Dollars ($500,000.00) for property damage, or a combined single limit of public liability and property damage insurance of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord and its general partners, Managing Agent and lender(s) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease.

                  (b) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, an "all risk" (or special form causes of loss) policy of casualty insurance, insuring all alterations, additions and improvements installed by Tenant in or about the Building or the Property (including, but not limited to, the initial tenant improvements constructed by Tenant under
Section 2.4 and Exhibit C) and all Tenant's Personal Property. Such insurance shall be in the amount of the full replacement cost thereof (with no coinsurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis), and may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate.

                  (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Article 5 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage.

                  (d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, as Landlord's cost and expense (but reimbursable as an Operating Expense under Article 5 hereof), an "all risk" (or special form causes of loss) policy of casualty insurance, insuring all improvements constructed by Landlord in or about the Premises, the Building and the Property, including the Common Areas thereof. Such insurance shall be in the amount of the full replacement cost thereof (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis), may include earthquake coverage to the extent Landlord in its discretion elects to carry such coverage, and may have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Premises or on or about the Property, or for Tenant's Personal Property.

         10.2. Quality Of Policies And Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in
Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid within ten (10) days after Tenant's receipt of Landlord's demand (including reasonable supporting documentation for the expenses claimed in such demand), with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

         10.3. Workers' Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises to the extent required by any applicable laws.

         10.4. Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises, the Building, the Property or any parts thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any casualty insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy required under this Article 10 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant or Landlord under this Article 10 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

         10.5. Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after Tenant's receipt of Landlord's written demand therefor (including reasonable supporting documentation for the amounts for which reimbursement is claimed).

         10.6. Indemnification.

                  (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant, to the extent arising from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to

Tenant, its agents or third persons in or upon the Premises, to the extent arising from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises.

                  (b) Landlord shall indemnify, defend and hold Tenant, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

         10.7. Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                          11. SUBLEASE AND ASSIGNMENT

         11.1. Assignment And Sublease Of Premises.

                  (a) Except as otherwise expressly provided herein, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground that the use by the proposed subtenant or assignee is incompatible with Landlord's use of the balance of the Building or Property. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing provisions, however, Tenant shall have the right to assign this Lease and/or to sublet all or any portion of the Premises without the prior written consent of Landlord (but with prior or concurrent written notice to Landlord), subject only to the provisions of Section 11.2(a) below and not to the provisions of Section 11.2(b) or (c) below, to (i) any corporation or other entity that is a parent, subsidiary or affiliate of Tenant, or that controls, is controlled by or is under common control with Tenant; (ii) any corporation or other entity that is a successor (immediate or remote) to the initial Tenant named herein by merger or consolidation in accordance with applicable law; or (iii) any purchaser of all or substantially all of the assets or substantially all of the voting stock and equity interests in Tenant.

                  (b) Notwithstanding any other provisions of this Section 11.1, Landlord acknowledges that as part of the ordinary course of Tenant's business, Tenant permits customers or clients to maintain equipment owned by such customers or clients on Tenant's premises and/or to share equipment and data located or maintained on Tenant's premises. The parties agree that (i) so long as Tenant's arrangements with such clients or customers are not called "subleases" but are instead called licenses or some other form or arrangement other than a sublease, such arrangements shall not be considered to be subleases for purposes of this Section 11.1 and shall not trigger any obligation of Tenant to Landlord under Section 11.2(c) hereof, (ii) any such arrangements which are called "subleases" shall require Landlord's consent (not to be unreasonably withheld, delayed or conditioned) but shall not trigger any obligation of Tenant to Landlord under Section 11.2(c) hereof, (iii) any such arrangements shall be evidenced by a written agreement between Tenant and the applicable client or customer and such written agreement shall be expressly subordinate and subject to the terms and provisions of this Lease, and (iv) Tenant shall remain fully responsible to Landlord for the due and prompt performance of all obligations of Tenant under this Lease for the entire Premises, notwithstanding any such arrangements.

         11.2. Rights Of Landlord.

                  (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an Event of Default as defined in Section 14.1 hereof, Tenant shall have the irrevocable right to collect such rent and to retain all sublease profits (subject to the provisions of Section 11.2(b) and (c) below).

                  (b) Upon any assignment of Tenant's interest in this Lease for which Landlord's consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within fifteen (15) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) the unamortized cost of any leasehold improvements previously made in the Buildings and paid for by

Tenant, (ii) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Buildings in connection with such assignment, (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such assignment, and (iv) any economic consideration received by Tenant as bona fide, reasonable compensation for services rendered by Tenant to the assignee, for Tenant's Personal Property (if sold or leased by Tenant to the assignee) and/or for Tenant's business, goodwill, stock and/or other tangible or intangible items not comprising part of the Premises and not reflecting the value of Tenant's leasehold interest under this Lease or of the improvements and tangible assets which are the property of Landlord under this Lease, all of which consideration described in this clause (iv) shall remain the sole property of Tenant.

                  (c) Upon any sublease of all or any portion of the Buildings for which Landlord's consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within fifteen (15) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the entire Buildings for the applicable period under this Lease) to reflect the size of the subleased portion of the Buildings, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Buildings (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, (iv) the unamortized cost of any leasehold improvements previously made and paid for by Tenant with respect to the subleased portion of the Buildings, and (v) any economic consideration received by Tenant as bona fide, reasonable compensation for services rendered by Tenant to the sublessee, for Tenant's Personal Property (if sold or leased by Tenant to the sublessee) and/or for Tenant's business, goodwill, stock and/or other tangible or intangible items (to the extent sold or leased by Tenant to the sublessee) not comprising part of the Premises and not reflecting the value of Tenant's leasehold interest under this Lease or of the improvements and tangible assets which are the property of Landlord under this Lease, all of which consideration described in this clause (v) shall remain the sole property of Tenant.

                     12. RIGHT OF ENTRY AND QUIET ENJOYMENT

         12.1. Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants, and to post notices of nonresponsibility. Tenant shall have the right to require that Landlord or its authorized representatives be accompanied by Tenant's designated agent or representative during any permitted entry into the Premises hereunder. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises, the Building or the Property, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

         12.2. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

                            13. CASUALTY AND TAKING

         13.1. Termination Or Reconstruction. If during the term of this Lease the entire Premises or Building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within thirty (30) days after the damage or taking has occurred. If Landlord so terminates the Lease, the Lease shall terminate as of the date of the damage or taking, as the case may be, but to the extent applicable and reasonable under the circumstances, Tenant shall be permitted a reasonable period of time (not to exceed twenty (20) days in any event) following any such termination by Landlord in which to remove Tenant's Personal Property from the Premises. If Landlord does not elect to terminate this Lease as hereinabove provided, Landlord shall repair any such damage and restore the Premises (to the extent of Landlord's Work therein under Section 2.4 and Exhibit C) and the Building shell as nearly as reasonably possible to the condition existing before the damage or taking and Tenant shall repair any such damage and restore the Premises (to the extent of Tenant's Work therein under Section 2.4 and Exhibit C) as nearly as reasonably possible to the condition existing before the damage or taking, subject to the provisions of Section 13.4 hereof. If Landlord fails to commence its portion of the required restoration, rebuilding or repair within sixty (60) days after the date of the damage or taking, or if Landlord thereafter fails to diligently pursue its portion of the required restoration, rebuilding or repair to completion and such failure continues for more than ten (10) days after written notice from Tenant to Landlord, then in either such event Tenant may terminate this Lease upon written notice to Landlord; provided, however, that there shall be excluded from the calculation of all applicable time periods under this sentence, and Landlord shall not be deemed to be failing to diligently pursue required restoration, rebuilding or repair by reason of, any periods of delay that are attributable to further casualties, acts of God, unavailability of permits or materials, strikes or other circumstances beyond the reasonable control of Landlord (but excluding any financial inability of Landlord, which shall not be deemed to be such a circumstance).

         13.2. Tenant's Rights. If any portion of the Premises is so taken by condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises for the normal operation of Tenant's business. Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after Tenant receives written notice from Landlord that the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty
(30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by Tenant.

         13.3. Lease To Remain In Effect. If neither Landlord nor Tenant terminates this Lease as hereinabove provided, this Lease shall continue in full force and effect, except that minimum monthly rental and Tenant's Operating Cost Share shall abate to the extent Tenant's use of the Premises for normal business operations is impaired for any period that any portion of the Premises is unusable or inaccessible because of Landlord's failure to complete Landlord's portion of the required rebuilding, restoration or repair with respect to a casualty or taking hereinabove described. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

         13.4. Reservation Of Compensation.

                  (a) Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of (a) Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, but only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease, and (b) such amounts (if any) as may be payable by statute or ordinance or otherwise recoverable by Tenant toward Tenant's damages for Tenant's loss of or interruption and/or damage to business. Tenant covenants to deliver such further assignments of the foregoing rights (other than those expressly reserved to Tenant as specified herein) as Landlord may from time to time request.

                  (b) If this Lease is terminated under Section 13.1 as a result of damage from fire or other casualty or from action of public or other authority in consequence thereof, Tenant shall diligently pursue recovery under its insurance policy described in Section 10.1 (b) hereof for damage to the tenant improvements originally installed by Tenant in the Premises as part of Tenant's Work under
Section 2.4 and Exhibit C and shall pay over to Landlord in cash the amount of all such insurance proceeds recovered by Tenant up to a maximum amount equal to the unamortized portion of the portion of the TI Allowance (as defined in Exhibit C) paid by Landlord for Tenant's Work in connection with the initial construction of tenant improvements under Section 2.4 and Exhibit C, assuming amortization of such amount on a straight-line basis over the primary term of this Lease. Any insurance proceeds in excess of the amount payable to Landlord pursuant to the preceding sentence shall be the sole property of Tenant.

         13.5. Restoration Of Fixtures. If this Lease is not terminated pursuant to the provisions of this Article 13 and Landlord repairs or causes repair of the portion of the Premises for which Landlord is responsible under Section 13.1 after such damage or taking, Tenant at its sole expense shall, in addition to the repair of the portion of the Premises for which Tenant is responsible under
Section 13.1 after such damage or taking, repair and replace promptly all fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed or paid for by Tenant under this Lease that were damaged or taken, so as to restore the Premises to a condition substantially equal to that which existed immediately prior to the damage or taking; provided, however, that nothing in this Section 13.5 shall require Tenant to repair, restore or replace any improvements originally constructed by Landlord pursuant to Section 2.4 and Exhibit C. Tenant shall have the right to make modifications to the Premises, fixtures and improvements, subject to the prior written approval of Landlord. In its review of Tenant's plans and specifications, Landlord may take into consideration the effect of the proposed modifications on the exterior appearance, the structural integrity and the mechanical and other operating systems of the Building.

                                  14. DEFAULT

         14.1. Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant (an "Event of Default"):

                  (a) [Omitted.]

                  (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after Tenant's receipt of written notice from Landlord of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

                  (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after Tenant's receipt of written notice from Landlord of such failure, or, if it is not reasonably possible to cure such default within fifteen (15) days, failure to commence cure within said fifteen (15) day period and thereafter to proceed diligently to complete cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et sea., as amended from time to time;

                  (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

                  (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty
(60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

                  (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of forty-five
(45) days;

                  (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of forty-five (45) days after the levy thereof; or

                  (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such Proceeding shall not have been dismissed.

         14.2. Remedies Upon Tenant's Default

                  (a) Upon the occurrence of any Event of Default described in
Section 14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant, as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

                  (b) Even if Tenant has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

                  (c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

         14.3. Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                     15. SUBORDINATION, ATTORNMENT AND SALE

         15.1. Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute within ten (10) days after written demand from Landlord such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Notwithstanding any other provisions of this Section 15.1, (a) Landlord shall use reasonable efforts to obtain for Tenant, within sixty (60) days after the Lease Date, a Non-Disturbance Agreement (as hereinafter defined) from the lender holding the existing deed of trust on the Property, and (b) Tenant shall not be required to subordinate this Lease to any future ground lease, mortgage, deed of trust, sale/leaseback transaction or other security arrangement affecting the Property unless Tenant receives, concurrently therewith, a Non-Disturbance Agreement from the applicable ground lessor, mortgagee, trustee, beneficiary, sale/leaseback lessor or other security holder. For purposes of the preceding sentence, a "Non-Disturbance Agreement" shall mean a non-disturbance and attornment agreement in commercially reasonable form which acknowledges the existence of this Lease and of Tenant's rights hereunder, agrees that so long as no Event of Default occurs and is continuing, Tenant's rights hereunder shall not be disturbed, and does not materially increase Tenant's obligations or materially decrease Tenant's rights hereunder.

         15.2. Sale Of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the Building and Property and the written assumption by the purchaser, transferee or assignee of all obligations and liabilities of Landlord accruing hereunder from and after the date of such sale, transfer or assignment, Landlord shall be relieved of its obligations hereunder with respect to all such liabilities accruing from and after the date of such sale, transfer or assignment. Tenant shall be entitled to receive a copy of such written assumption agreement from Landlord within ten (10) days after Tenant's written request therefor.

         15.3. Estoppel Certificates. Either party shall at any time and from time to time, within ten (10) days after written request by the other party, execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification;
(ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that to the best of such party's knowledge, the requesting party is not in default in the performance of any of its obligations under this Lease, that the responding party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property or of Tenant's leasehold interest, as the case may be. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to Landlord or Tenant, as the case may be, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party.

         15.4. Subordination to CC&R's. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions affecting the Property as of the date of this Lease and to any other such declarations hereafter recorded with respect to the Property from time to time, provided that the terms of such future declarations are reasonable, do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Property and do not materially impair Tenant's use of and reasonable access to and egress from the Premises, and (b) to the Declaration of Covenants, Conditions and Restrictions dated June 20, 1979 and recorded on July 5, 1979 as Instrument No. 79-130777, Alameda County Records, as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

                                  16. SECURITY

         16.1. Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Twenty Thousand Two Hundred Fifty and No/100 Dollars ($20,250.00), which sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this

Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor accompanied by reasonable supporting documentation of the sums expended by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. The Security Deposit, or any balance thereof remaining after application of any portion thereof by Landlord in accordance with this Section 16.1, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, in which event, upon written assumption of Landlord's obligations with respect to such Security Deposit by such successor in interest, Landlord shall be released from all liability for the return of such deposit or the accounting thereof.

                               17. MISCELLANEOUS

         17.1. Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given upon receipt or refusal of delivery when delivered either personally (including delivery by private courier or receipted express delivery service) or by United States mail, registered or certified mail, postage prepaid, return receipt requested, in each instance addressed to the parties at their respective addresses as follows:

         To Tenant:            Applied Theory Corporation
                               125 Elwood Davis Road
                               Liverpool, NY 13088
                               Attn: Terri Kennett

         with copy to:         Applied Theory Corporation
                               1500 Broadway, Suite 300
                               New York, NY 10036
                               Attn: Diane Barker
          and, after the Commencement Date, with copy to:
                               Applied Theory Corporation
                               4030 Point Eden Way
                               Hayward, CA 94545
                               Attn:_____________________________

         To Landlord:          Hayward Point Eden I Limited Partnership
                               1939 Harrison Street, Suite 715
                               Park Plaza Building
                               Oakland, CA 94612
                               Attn: T. J. Bristow

         with copy to:         Folger Levin & Kahn LLP
                               Embarcadero Center West
                               275 Battery Street, 23rd Floor
                               San Francisco, CA 94111
                               Attn: Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

         17.2. Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon the express written assumption of the obligations and liabilities of "Landlord" under this Lease by the successor landlord. A copy of such written assumption shall be provided to Tenant upon written request.

         17.3. No Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

         17.4. Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable and be enforced to the fullest extent permitted by law, unless enforcement of this Lease as modified by the removal of the invalidated provision(s) would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

         17.5. Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         17.6. Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies; provided, however, that Landlord shall not be entitled to elect such an assignment of any subleases to or subtenancies by entities controlling, controlled by or under common control with Tenant and such subleases or subtenancies shall simply terminate concurrently with such surrender or termination of this Lease; and provided further, however, that in the event Landlord elects an assignment of any subleases to or subtenancies by any entities not controlling, controlled by or under common control with Tenant, it shall be a condition of such assignment that Landlord shall expressly assume in writing, for the benefit of the sublessee or subtenant, all obligations and liabilities of the sublandlord arising under the applicable sublease or subtenancy agreement from and after the date of such assignment and assumption, and that Landlord shall (and hereby does) release Tenant from and indemnify Tenant against any and all such obligations and liabilities of the sublandlord arising under the applicable sublease or subtenancy agreement from and after the date of such assignment and assumption, but nothing in the preceding clause shall be construed to release Tenant from or indemnify Tenant against any obligations or liabilities arising under the applicable sublease or subtenancy agreement prior to the date of such assignment and assumption. This provision (or terms substantially and substantively equivalent thereto) shall be contained in any and all assignments or subleases made pursuant to this Lease.

         17.7. Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

         17.8. Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

         17.9. Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

         17.10. No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

         17.11. Financial Information. So long as Tenant is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and is reasonably current in making its required filings under that Act, the provisions of this Section 17.11 shall not apply. During any period in which Tenant is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or is not reasonably current in making its required filings under that Act, then from time to time (but not more often than twice in any calendar year):

                  (a) Tenant shall promptly provide directly to prospective lenders and purchasers of the Property designated by Landlord a copy of Tenant's most recent annual financial statement and a copy of Tenant's most recent interim financial statement (if any) dated subsequent to the date of such annual financial statement; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information; and

                  (b) Tenant shall provide Landlord with a copy of Tenant's most recent annual financial statement and a copy of Tenant's most recent interim financial statement (if any) dated subsequent to the date of such annual financial statement. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any person or entity without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely for use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property, provided that such prospective lenders and/or purchasers are not engaged in businesses directly competitive with the business then being conducted by Tenant.

For purposes of this Section, any annual or interim financial statements to be provided by Tenant that are not audited statements shall be accompanied by a certificate of Tenant's chief financial officer or other executive officer of Tenant certifying that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to its partners and to prospective lenders and purchasers of the Property financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

         17.12. [Omitted.]

         17.13. Time. Time is of the essence of this Lease, and of every term and condition hereof.

         17.14. Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate and deliver to Tenant in writing from time to time for the safety, care, cleanliness, order and use of the Premises, the Building and the Property.

         17.15. Brokers. Landlord agrees to pay a brokerage commission to Cornish & Carey Commercial in connection with the consummation of this Lease in accordance with a separate agreement, and understands that such commission will be shared by Cornish & Carey Commercial with The Widewaters Group, Inc. in accordance with brokerage industry custom and practice. Each of the parties represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

         17.16. Memorandum Of Lease. This Lease may not be recorded. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

         17.17. Authority. Each of the persons signing this Lease on behalf of Landlord or Tenant, respectively, warrants that he or she is fully authorized to do so and, by so doing (jointly with any other person signing for such party as designated below, if applicable), to bind such respective party. Landlord and Tenant each represents and warrants that it has full power and authority to enter into this Lease and to perform its obligations hereunder.

         17.18. Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. A signature which is transmitted by facsimile by or on behalf of any party to this Lease shall be valid, effective and binding upon such party as of the time the facsimile signature transmission is received by the other party. The parties shall thereafter cooperate diligently to exchange original ink signatures of this Lease within ten (10) days after the exchange of facsimile signatures, but any failure to deliver such original ink signatures shall not impair or affect the binding and enforceable nature of this Lease once facsimile signatures have been exchanged.

         17.19. Landlord's Waiver. Upon written request by Tenant in connection with any proposed financing by Tenant of equipment, leasehold improvements, trade fixtures, inventory or personal property, Landlord agrees to execute a waiver of any claims of Landlord with respect to the equipment, leasehold improvements, trade fixtures, inventory or personal property financed or to be financed by Tenant, provided that the form of waiver that Landlord is requested to execute shall not require Landlord to waive or surrender its rights with respect to alterations, additions or improvements that would otherwise be or become the property of Landlord under the terms of this Lease, shall provide a period of not more than twenty (20) days following any termination or expiration of this Lease in which Tenant and/or the lender shall have the right to remove the financed property from the Premises, shall require payment of a per diem charge for the Premises at a rate equivalent to the final month's minimum monthly rent due under this Lease, prorated on a daily basis, for each day after such termination or expiration during which the financed property remains on the Premises, shall authorize Landlord to remove and/or dispose of any property remaining on the Premises after such 20-day period without any liability to Tenant or the lender, and shall otherwise be in form and substance satisfactory to Landlord in its reasonable discretion.

         17.20. Satellite Dish, Emergency Generator and Other Equipment. Subject to the provisions of Article 7 of this Lease governing alterations, additions and improvements by Tenant:

                  (a) Tenant shall have the right to install a satellite dish and all ancillary equipment necessary for the operation thereof (collectively, the "Dish") on the roof of the Building above the Premises, subject to the following conditions: (i) Tenant shall install, operate, maintain and repair the Dish at Tenant's sole cost and expense, in accordance with all applicable legal and insurance requirements, and Tenant shall be solely responsible (at its sole cost and expense) for obtaining all governmental licenses, permits and approvals necessary for the installation and operation of the Dish; (ii) if requested by Landlord, Tenant shall screen the Dish in a manner reasonably satisfactory to Landlord; (iii) the proposed location of and plans and specifications for the Dish shall be subject to Landlord's prior written approval in accordance with
Article 7 hereof and/or Sections 2.3 and 2.4 and Exhibit C, as applicable; (iv) Tenant shall provide, as part of the installation of the Dish, at Tenant's sole cost and expense, all pads, foundations, walkways, bracing and other structures necessary to permit the roof of the Building to support the Dish and to permit any necessary access to the Dish, in each case in a safe manner and without damaging the integrity of the roof; and (v) Tenant shall take all commercially reasonable precautions to ensure that the installation and operation of the Dish do not interfere with the ordinary business operations of any of the other tenants of the Building or of the remainder of the Center. Landlord and Tenant shall cooperate reasonably with one another, in connection with the development of the approved plans and specifications for Landlord's work under Section 2.4 and Exhibit C, to identify a reasonable site or sites for the Dish on the roof of the Building above the Premises.

                  (b) Tenant shall have the right to install an emergency generator and all ancillary equipment necessary for the operation thereof, including, without limitation, an above ground integral fuel tank (collectively, the "Generator") at a location to be designated by Landlord at the side or in the rear of the Building and reasonably near the Building, subject to the following conditions: (i) Tenant shall install, operate, maintain and repair the Generator at Tenant's sole cost and expense, in accordance with all applicable legal and insurance requirements, and Tenant shall be solely responsible (at its sole cost and expense) for obtaining all governmental licenses, permits and approvals necessary for the installation and operation of the Generator; (ii) if requested by Landlord, Tenant shall screen the Generator in a manner reasonably satisfactory to Landlord; (iii) the proposed location of and plans and specifications for the Generator shall be subject to Landlord's prior written approval in accordance with Article 7 hereof and/or Sections 2.3 and 2.4 and Exhibit C, as applicable, subject to the provisions of Exhibit C hereto with respect to the proposed location of the Generator; (iv) Tenant shall provide, as part of the installation of the Generator, at Tenant's sole cost and expense, all pads, foundations, walkways, enclosures, bracing and other structures necessary to permit the Generator to be properly supported, to permit any necessary access by Tenant to the Generator and preclude access by unauthorized persons to the Generator, in each case in a safe manner and without damaging the integrity of the Building and exterior improvements in the vicinity of the Generator; and (v) Tenant shall take all commercially reasonable precautions to ensure that the installation and operation of the Generator do not interfere with the ordinary business operations of any of the other tenants of the Building or of the remainder of the Center. Landlord and Tenant shall cooperate reasonably with one another, in connection with the development of the approved plans and specifications for Landlord's work under Section 2.4 and Exhibit C, to identify a reasonable site or sites for the Generator in the vicinity of the Building, but Landlord shall have the final right to designate such site in accordance with the standards set forth above.

                  (c) Tenant shall also have the right to install condensers or dry cooler units to support independent AC plant(s) serving portions of the Premises on the roof of the Building above the Premises, subject to the following conditions: (i) Tenant shall install, operate, maintain and repair such units at Tenant's sole cost and expense, in accordance with all applicable legal and insurance requirements, and Tenant shall be solely responsible (at its sole cost and expense) for obtaining all governmental licenses, permits and approvals necessary for the installation and operation of such units; (ii) if requested by Landlord, Tenant shall screen such units in a manner reasonably satisfactory to Landlord; (iii) the proposed location of and plans and specifications for such units shall be subject to Landlord's prior written approval in accordance with Article 7 hereof and/or Sections 2.3 and 2.4 and Exhibit C, as applicable; (iv) Tenant shall provide, as part of the installation of such units, at Tenant's sole cost and expense, all pads, foundations, walkways, bracing and other structures necessary to permit the roof of the Building to support such units and to permit any necessary access to such units, in each case in a safe manner and without damaging the integrity of the roof, and (v) Tenant shall take all commercially reasonable precautions to ensure that the installation and operation of such units do not interfere with the ordinary business operations of any of the other tenants of the Building or of the remainder of the Center. Landlord and Tenant shall cooperate reasonably with one another, in connection with the development of the approved plans and specifications for Landlord's Work and Tenant's Work under Section 2.4 and Exhibit C, to identify a reasonable site or sites for such units on the roof of the Building above the Premises.

                  (d) Tenant shall also have the right to install underground conduit on the Property, outside the exterior of the Premises, in order to bring additional utility service into the Premises and/or to bring fiber and/or telco lines into the Premises, subject to the following conditions: (i) Tenant shall install, operate, maintain and repair such conduit and the cables, lines and other facilities placed therein at Tenant's sole cost and expense, in accordance with all applicable legal and insurance requirements, and Tenant shall be solely responsible (at its sole cost and expense) for obtaining all governmental licenses, permits and approvals necessary for the installation and operation of such conduit, cables, lines and other facilities; (ii) the proposed location of and plans and specifications for such conduit, cables, lines and other facilities shall be subject to Landlord's prior written approval in accordance with Article 7 hereof and/or Sections 2.3 and 2.4 and Exhibit C, as applicable;
(iii) Tenant shall repair, at Tenant's sole cost and expense, any damage to the landscaping or other common area improvements on the Property caused by Tenant's installation or maintenance of such conduit, cables, lines or other facilities; and (iv) Tenant shall take all commercially reasonable precautions to ensure that the installation and operation of such conduit, cables, lines and other facilities do not interfere with the ordinary business operations of any of the other tenants of the Building or of the remainder of the Center.

                  (e) Neither the roof space occupied by the Dish or supplemental AC equipment nor the exterior area occupied by the Generator or underground conduit described in the preceding paragraphs shall be considered part of the square footage of the Premises or Building for purposes of determining Tenant's minimum monthly rental obligation under Section 3.1 or Tenant's Operating Cost Share under Section 5.1 of this Lease.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

        "Landlord"                                      "Tenant"
HAYWARD POINT EDEN I LIMITED                APPLIED THEORY CORPORATION, a
PARTNERSHIP, a Delaware limited             Delaware corporation
partnership

By: Britannia Developments, Inc., a         By:  /s/ Angelo A. Gencarelli III
California corporation, Its General         Its: Sr. Director of Accounting &
Partner                                     Controller

By: /s/ T.J. Bristow                        By:  /s/ James D. Luckett
    T.J. Bristow                            Its: Sr. V.P. - Business Development
    President and Chief
    Financial Officer


                                       39